EXHIBIT 10.28

RESTRICTED HOLDINGS UNIT GRANT CERTIFICATE
UNDER THE KKR & CO. INC. 2019 EQUITY INCENTIVE PLAN
(EXECUTIVE)

Pursuant to this Restricted Holdings Unit Grant Certificate (this “Certificate”), the Restricted Holdings Unit Agreement (as attached hereto) (the “Restricted Holdings Unit Agreement”) and the KKR & Co. Inc. 2019 Equity Incentive Plan (as may be amended from time to time, the “Plan”): (i) KKR Group Partnership L.P., a Cayman Islands exempted limited partnership (“KKR Group Partnership”), hereby issues the number of unvested profits interests in KKR Group Partnership, in the form of KKR Group Partnership Class P units (“Class P Units”), set forth below to KKR Holdings II L.P., a Cayman Islands exempted limited partnership (“Holdings II”); (ii) Holdings II hereby issues an equal number of unvested profits interests in Holdings II, in the form of Holdings II Class A units (“Holdings II Units” and, together with the related Class P Units (or Class A Units upon automatic conversion, as applicable), “Restricted Units”), to the Grantee; and (iii) KKR & Co. Inc. (the “Corporation”) hereby grants an equal number of stock exchange rights (“SERs” and, together with the related Restricted Units, the “Restricted Holdings Units” or “RHUs”) to the Grantee.  The RHUs are subject to all of the terms and conditions set forth herein, and in the Limited Partnership Agreement of KKR Group Partnership, the Limited Partnership Agreement of Holdings II and the Restricted Holdings Unit Agreement, as applicable.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Restricted Holdings Unit Agreement (including Appendix A to the Restricted Holdings Unit Agreement) and the Plan.

Grantee:	Participant Name

Date of Grant:	Grant Date

Number of RHUs:	Number of Units Granted

Vesting Schedule:
The following sets forth each applicable Service Vesting Date upon which the Restricted Units granted hereunder shall become vested, subject to the Grantee’s continued Employment through each such date and other terms and conditions contained in the attached Restricted Holdings Unit Agreement.

Percentage of Vesting:	Applicable Service Vesting Date:

Post-Vesting Transfer Restrictions under Section 3.3 of the Restricted Holdings Unit Agreement:	☐ Applicable ☐ Inapplicable

Minimum Retained Ownership Percentage under Section 3.4 of the Restricted Holdings Unit Agreement:	☐ Applicable ☐ Inapplicable Minimum Retained Ownership Percentage if applicable: %

*          *          *

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THIS RESTRICTED HOLDINGS UNIT GRANT CERTIFICATE, THE RESTRICTED HOLDINGS UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED HOLDINGS UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED HOLDINGS UNIT GRANT CERTIFICATE, THE RESTRICTED HOLDINGS UNIT AGREEMENT AND THE PLAN.

KKR GROUP PARTNERSHIP L.P., by KKR Group Holdings Corp, its general partner	GRANTEE

Electronic Signature
By:	Name: Participant Name
Title:	Date: Grant Date

KKR HOLDINGS II L.P., by KKR Group Holdings Corp, its general partner

By:
Title:

KKR & CO. INC.

By:
Title:

RESTRICTED HOLDINGS UNIT AGREEMENT
UNDER THE KKR & CO. INC. 2019 EQUITY INCENTIVE PLAN

Pursuant to the Restricted Holdings Unit Grant Certificate (the “RHU Grant Certificate”) delivered to the Grantee (as defined in the RHU Grant Certificate), and subject to the terms of this Restricted Holdings Unit Agreement (this “Agreement”), the Limited Partnership Agreement of KKR Group Partnership (as defined below), the Limited Partnership Agreement of Holdings II (as defined below) and the KKR & Co. Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”), KKR & Co. Inc. (the “Corporation”), KKR Holdings II L.P. (“Holdings II”), KKR Group Partnership L.P. (“KKR Group Partnership”) and the Grantee agree as follows.  The RHU Grant Certificate is incorporated into and deemed a part of this Agreement.

This Agreement sets forth the terms and conditions of one or more tandem awards of (i) unvested profits interests in KKR Group Partnership, pursuant to the Limited Partnership Agreement of KKR Group Partnership, in the form of KKR Group Partnership Class P units (“Class P Units”), (ii) unvested profits interests in Holdings II, pursuant to the Limited Partnership Agreement of Holdings II, in the form of Holdings II Class A units (“Holdings II Units” and, together with the related Class P Units (or Class A Units upon automatic conversion, as applicable), “Restricted Units”) and (iii) stock exchange rights (“SERs”) issued by the Corporation pursuant to the Plan .  Each tandem award of Class P Units, Holdings II Units and SERs is herein referred to as a “Restricted Holdings Unit” or an “RHU.”  The Limited Partnership Agreement of KKR Group Partnership and the Limited Partnership Agreement of Holdings II are herein referred to as the “Operating Agreements.” Capitalized terms not otherwise defined herein or in Appendix A (attached hereto) shall have the meaning set forth in the Plan.

ARTICLE I
GRANT OF RESTRICTED HOLDINGS UNITS

Section 1.1.   Grant of Restricted Holdings Units.

Subject to the terms and conditions set forth herein and in the Operating Agreements and the Plan, (i) KKR Group Partnership hereby grants to Holdings II the number of Class P Units set forth in the RHU Grant Certificate, (ii) Holdings II hereby grants to the Grantee the number of Holdings II Units set forth in the RHU Grant Certificate and (iii) the Corporation hereby grants to the Grantee the number of SERs set forth in the RHU Grant Certificate.  The grant of RHUs hereunder is conditioned upon the Grantee’s (a) agreement to and compliance with the covenants and obligations contained in the confidentiality and restrictive covenant obligations, attached hereto as Appendix B (the “Confidentiality and Restrictive Covenant Agreement”) and incorporated herein by reference and (b) execution of a supplement to the Limited Partnership Agreement of Holdings II, attached hereto as Appendix C.

ARTICLE II
VESTING AND EXCHANGE OF RESTRICTED HOLDINGS UNITS

Section 2.1.   Vesting of Restricted Units.

(a)	Subject to the terms and conditions contained herein and in the Operating Agreements, the Restricted Units shall vest as provided in the RHU Grant Certificate and this Section 2.1.

(i)
Subject to the Grantee’s continued Employment through the Service Vesting Date(s) as specified in the RHU Grant Certificate, the Restricted Units shall become vested on such date(s) as to the percentage(s) set forth in the RHU Grant Certificate.

(ii)
If, prior to the date the Restricted Units are vested or such Restricted Units otherwise terminate and are forfeited: (A) the Grantee’s Employment terminates due to the Grantee’s Retirement, then all Retirement Restricted Units shall be vested; (B) the Grantee dies or experiences a Disability, then all unvested Restricted Units shall be vested; and (C) a Change in Control occurs prior to any termination of the Grantee’s Employment, then all or any portion of any unvested Restricted Units may be vested, subject, in each case of clause (A), (B) or (C), to the discretion of the Administrator.  Notwithstanding the foregoing, if the Corporation receives an opinion of counsel that there has been a legal judgment or legal development in the Grantee’s jurisdiction that would likely result in the favorable treatment applicable to the Retirement Restricted Units pursuant to this Section 2.1(a)(ii) being deemed unlawful or discriminatory, then the Corporation will not apply the favorable treatment at the time the Grantee’s Employment terminates due to the Grantee’s Retirement under clause (A) above, and the Restricted Units will be treated as set forth in Section 2.1(a)(i), 2.1(b), 2.1(c) or the other provisions of this Section 2.1(a)(ii), as applicable.

(b)
If the Grantee’s Employment terminates for any reason other than due to the Grantee’s death, Disability or Retirement, all then unvested Restricted Units (including any Restricted Units that are not Retirement Restricted Units) and all corresponding SERs shall immediately terminate and be forfeited without consideration, and no exchange of such unvested Restricted Units for shares of Class A Common Stock pursuant to Section 2.2 shall occur.

(c)
Unless otherwise agreed in writing between the Grantee and the Corporation or as otherwise determined by the Administrator at the time of grant or otherwise, the right to vest in the Restricted Units, if any, will terminate effective as of the date that the Grantee is no longer actively providing services (even if still considered employed or engaged under local Law) and will not be extended by any notice period mandated under local Law (e.g., active Employment would not include a period of “garden leave” or similar period pursuant to local Law) (a “Service Termination”), and all unvested Restricted Units and corresponding SERs shall immediately be forfeited upon such date.

(d)
Once a Class P Unit is vested and becomes an Equitized Class P Series Unit (as defined in the Limited Partnership Agreement of KKR Group Partnership), it shall be automatically converted into a Class A Unit pursuant to the terms of the Limited Partnership Agreement of KKR Group Partnership.

Section 2.2.   Exercise of SERs and Exchange of Restricted Units.

(a)
To the extent that a Holdings II Unit becomes vested and the related Class P Unit has become a vested and Equitized Class P Unit (as defined in the Limited Partnership Agreement of KKR Group Partnership) and automatically converted to a Class A Unit pursuant to the terms of the Limited Partnership Agreement of KKR Group Partnership, the Grantee may elect to exercise the corresponding SER to (i) receive from Holdings II a Class A Unit underlying the Holdings II Unit in connection with the redemption thereof, and (ii) exchange such Class A Unit for a share of Class A Common Stock, in each case, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications (the “Exchange”).  Restricted Units may be exchanged on a quarterly basis, pursuant to the exchange procedures set forth in the Exchange Agreement, as such exchange procedures would apply to a “KKR Holdings Affiliated Person” (as defined therein), which exchange procedures shall apply to the Exchanges contemplated in this Section 2.2 as if directly incorporated into this Agreement.  The Administrator shall have the sole discretion to impose policies and procedures for any Exchange and any sale of shares of Class A Common Stock received by the Grantee in the Exchange.  The date on which any Restricted Unit is to be Exchanged hereunder is referred to as an “Exchange Date.”

(b)
On any Exchange Date, each vested Holdings II Unit subject to the Exchange shall be cancelled and each related Class A Unit shall be transferred to the Corporation or its designated subsidiary in exchange for the Corporation delivering, or causing to be delivered by the Designated Service Recipient, to the Grantee either (i) the number of shares of Class A Common Stock equal to the number of Restricted Units that are subject to the Exchange on such Exchange Date pursuant to Section 2.2(a), subject to customary conversion rate adjustments for splits, unit distributions and reclassifications or (ii) an amount of cash, denominated in U.S. dollars, equal to the Fair Market Value of the foregoing number of shares of Class A Common Stock (a “Cash Payment”).  The Administrator may elect in its sole discretion whether to Exchange the Restricted Units for shares of Class A Common Stock or for a Cash Payment.  The delivery of shares of Class A Common Stock or Cash Payment to the Grantee shall be made as soon as administratively practicable on or following the applicable Exchange Date (or next permissible trading window of Class A Common Stock).  Any of the foregoing payments or deliveries shall in all instances be subject to Sections 4.4 and 4.6.

(c)
Subject to the provisions of this Article II relating to the number of shares of Class A Common Stock that are to be delivered or Cash Payment that is to be paid on any applicable delivery date and solely to the extent permitted under Section 409A, if applicable, the Corporation may impose such other conditions and procedures in relation to such delivery or payment as it may reasonably determine.

(d)
To the extent (i) the Grantee’s Employment terminates or the Grantee undergoes a Service Termination, in either case, for any reason, and (ii) any Holdings II Unit becomes, or has become, vested and the related Class P Unit becomes, or has become, a vested and Equitized Class P Series Unit (as defined in the Limited Partnership Agreement of KKR Group Partnership) and automatically converted to a Class A Unit pursuant to the terms of the Limited Partnership Agreement of KKR Group Partnership, the Administrator may, in its sole discretion, elect to exercise the corresponding SER and force an Exchange without any action on the part of the Grantee or the Grantee’s consent (a “Forced Exchange”).  In the event of a Forced Exchange, each vested Holdings II Unit subject to the Exchange shall be cancelled and each related Class A Unit shall be transferred to the Corporation or its designated subsidiary in exchange for the Corporation delivering, or causing to be delivered by the Designated Service Recipient, to the Grantee either (A) the number of shares of Class A Common Stock equal to the number of Restricted Units that are subject to the Exchange on such Exchange Date pursuant to this Section 2.2(d), subject to customary conversion rate adjustments for splits, unit distributions and reclassifications or (B) a Cash Payment, as determined by the Administrator, in its sole discretion.  The delivery of shares of Class A Common Stock or Cash Payment to the Grantee shall be made as soon as administratively practicable on or following the applicable Exchange Date (or next permissible trading window of Class A Common Stock).  Any of the foregoing payments or deliveries shall in all instances be subject to Sections 4.4 and 4.6.

Section 2.3.   Dividend and Distribution Payments. The RHUs granted to the Grantee hereunder do not include the right to receive any dividend payments with respect to the Class A Common Stock. Any Distribution paid by KKR Group Partnership to Holdings II with respect to Class A Units  held by Holdings II shall be allocated and payable by Holdings II to the Grantee of the Restricted Units corresponding to such Class A Units as provided in the Operating Agreements.

ARTICLE III
RESTRICTIONS ON TRANSFERS AND OTHER LIMITATIONS

Section 3.1.   Transfer Restrictions on Holdings II Units and Stock Exchange Rights.

(a)
The Grantee may not Transfer all or any portion of the Grantee’s Holdings II Units or SERs to any Person (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator.

(b)
Prior to a Transfer of any Holdings II Units or SERs to any Person that the Administrator consents to, such Person must consent in writing to be bound by this Agreement and deliver such consent to the Administrator.

(c)	Any purported Transfer of Holdings II Units or SERs that is not in accordance with this Section 3.1 or which would cause Holdings II or the KKR Group Partnership to be treated as a “publicly traded partnership”, as defined in Section 7704 of the U.S. Internal Revenue Code of 1986, as amended, is null and void.

(d)	Transfers of Holdings II Units shall be subject to further conditions and/or restrictions, if any, set forth in the Limited Partnership Agreement of Holdings II.

Section 3.2.   Confidentiality and Restrictive Covenant Agreement. The Grantee acknowledges and agrees that the Grantee is bound by and will comply with the Confidentiality and Restrictive Covenant Agreement contained in Appendix B and any other similar agreements that the Grantee has entered into with the Designated Service Recipient, the Corporation, KKR Holdings L.P., KKR Associates Holdings L.P., or any other member of the KKR Group, as applicable, as such agreements may be amended from time to time.  If the Grantee is a limited partner of KKR Holdings L.P. or KKR Associates Holdings L.P., the Grantee further acknowledges and agrees that references to a Confidentiality and Restrictive Covenant Agreement in the limited partnership agreements of KKR Holdings L.P. and KKR Associates Holdings L.P. shall be deemed to include the Confidentiality and Restrictive Covenant Agreement contained in Appendix B hereto.

Section 3.3.    Post-Vesting Transfer Restrictions.

The provisions of this Section 3.3 and any references to a Transfer-Restricted Unit shall not be applicable to the Holdings II Units or SERs granted to the Grantee hereunder if so indicated on the RHU Grant Certificate.

(a)
The Grantee may not Transfer or Exchange all or any portion of the Grantee’s Transfer-Restricted Units (as defined below) (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator. Any permitted transfer pursuant to this Section 3.3(a) shall be made in accordance with Section 3.1.  No Class A Unit or Class P Unit corresponding to a Transfer-Restricted Unit may be exchanged for a share of Class A Common Stock pursuant to the Exchange.

(b)
A “Transfer-Restricted Unit” refers to all Holdings II Units and corresponding SERs held by the Grantee until [(i) the first anniversary of the applicable Service Vesting Date, in the case of [       ]% of such Holdings II Units and corresponding SERs and (ii) the second anniversary of such Service Vesting Date, in the case of the remaining [       ]% of such  Holdings II Units and corresponding SERs]; provided that if the Grantee has given or been given notice of termination of Grantee’s Employment, then the Administrator, in its sole discretion, may direct that any Holdings II Units and corresponding SERs that is then Transfer Restricted Units shall continue to be Transfer Restricted Units until the expiration of the later to occur of the Non-Compete Period (as defined in Appendix B) or the Non-Solicit Period (as defined in Appendix B) applicable to the Grantee, unless an earlier date is selected by the Administrator, in its sole discretion.

(c)
If the Grantee breaches in any significant or intentional manner, as determined by the Administrator in its sole discretion, any of the Grantee’s covenants in Appendix B, the Administrator, in its sole discretion, may direct that the Grantee forfeit all or a portion of the Transfer-Restricted Units held by the Grantee, in which case all related Class P Units (or Class A Units upon automatic conversion) held by Holdings II shall also be forfeited.  If the Grantee’s Employment is terminated for Cause, as determined by the Administrator in its sole discretion, all Transfer-Restricted Units held by the Grantee shall automatically be forfeited together with all related Class P Units (or Class A Units upon automatic conversion) held by Holdings II, unless otherwise determined by the Administrator, in its sole discretion.  The Grantee hereby consents and agrees to immediately surrender and deliver such Transfer-Restricted Units to the Corporation, or its designee, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition.  Any forfeiture of Transfer-Restricted Units pursuant to this Section 3.3(c) shall require no additional procedures on the part of the Corporation, Holdings II, KKR Group Partnership or any of their Affiliates.

(d)
Any purported Transfer or Exchange of Transfer-Restricted Units that is not in accordance with this Section 3.3 is null and void.  In the event of a property settlement or separation agreement between the Grantee and his or her spouse, the Grantee agrees that he or she shall use reasonable efforts to retain all of his or her Holdings II Units and SERs and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

Section 3.4.   Minimum Retained Ownership Requirement.

The provisions of this Section 3.4 shall not be applicable to the Holdings II Units or SERs granted to the Grantee hereunder if so indicated on the RHU Grant Certificate.

(a)
For so long as the Grantee retains his or her Employment, the Grantee (collectively with all Permitted Transferees, if applicable) must continuously hold an aggregate number of Class A Common Stock Equivalents (defined below) that is at least equal to the Minimum Retained Ownership Percentage of the cumulative amount of (x) all Holdings II Units granted to the Grantee under this Agreement and (y) all other Holdings II Units subject to a minimum retained ownership requirement that have been or are hereafter granted to the Grantee under the Operating Agreements and the Plan, in each case, that have become vested pursuant to Section 2 (or similar provision in any other applicable grant agreement), prior to any Exchange permitted by Section 2.2 (or similar provision in any other applicable grant agreement).

(b)
“Class A Common Stock Equivalents” means any combination of: (i) Holdings II Units that are or become vested pursuant to Section 2 of this Agreement (even if they are Transfer-Restricted Units) but not exchanged and shares of Class A Common Stock delivered upon Exchange of such Holdings II Units and not designated for sale and (ii) Holdings II Units subject to a minimum retained ownership requirement granted to the Grantee under the Operating Agreements and the Plan that are or become vested pursuant to a provision similar to Section 2 to this Agreement (even if a provision similar to the transfer restrictions on the Transfer-Restricted Units has not yet been satisfied) but not exchanged and shares of Class A Common Stock delivered upon Exchange of such Holdings II Units and not designated for sale.

(c)
Any purported Transfer or Exchange of any Holdings II Units or Class A Common Stock that would result in a violation of this Section 3.4 is null and void. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 4.8) this Section 3.4 shall survive any termination of this Agreement.

Section 3.5.   Waiver of Restrictions.  The Administrator may, from time to time, waive the provisions of Section 3.3 or Section 3.4 of this Agreement, subject to the imposition of any conditions or further requirements, as determined by the Administrator in its sole discretion.  Without limiting the foregoing, to the extent the Administrator waives the application of Section 3.3 or Section 3.4, (i) equivalent restrictions on the Grantee’s other equity, if any, held in KKR Holdings L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) may be imposed and (ii) the Grantee hereby consents in advance to the imposition of such equivalent restrictions for purposes of the governing documents of Grantee’s other equity, if any, held in KKR Holdings L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans).

ARTICLE IV
MISCELLANEOUS

Section 4.1.   Governing Law. This Agreement and RHU Grant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any otherwise governing principles of conflicts of law that would apply the Laws of another jurisdiction.

Section 4.2.   Operating Agreements and Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Operating Agreements or the Plan and the provisions of this Agreement, the Operating Agreements or the Plan, as applicable, shall govern and control.

Section 4.3.   Arbitration. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE U.S. FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.3, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitrators shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling the other party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award. The Grantee irrevocably appoints the Secretary or General Counsel of the Corporation as such Grantee’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Grantee of any such service of process, shall be deemed in every respect effective service of process upon the Grantee in any such action or proceeding. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, to obtain interim relief or as otherwise required by law, neither a party nor an arbitrator may disclose the content or results of any arbitration hereunder without the prior written consent of the Corporation and the Grantee, other than general statements.

Section 4.4.   Remedies; Recoupment; Right to Set-Off.

(a)
The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law or under the terms of any other applicable agreement.

(b)
To the extent required or advisable, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules promulgated thereunder and any other similar Laws including, as applicable, but not limited to the European Directives 2011/61/EU, 2013/36/EU and 2014/91/EU, the Administrator may specify in any other document or a policy to be incorporated into this Agreement by reference, that the Grantee’s rights, payments, and benefits with respect to RHUs awarded hereunder and/or Class A Common Stock delivered to the Grantee in respect of RHUs awarded hereunder shall be subject to reduction, cancellation, forfeiture or recoupment.

(c)
The Grantee further acknowledges and agrees that KKR Group shall have the right to clawback, forfeit, cancel, recoup, reduce or set-off any distribution or payment that is due or payable (or that the Administrator reasonably determines may become due or payable) to the Grantee pursuant to any agreement with the KKR Group (including but not limited to partnership agreements of KKR Holdings L.P., KKR Holdings II L.P. and KKR Associates Holdings L.P.) or otherwise for the purpose of fulfilling any present or future obligation or liability of whatever nature (whether matured or unmatured, absolute or contingent) that the Grantee has to make (or that the Administrator reasonably determines may become such an obligation or liability to make) any payment or contribution to the KKR Group, regardless of whether the payment or contribution is currently due or payable, or may become due or payable in the future, whether in advance of or without adjudication (provided that the Administrator must act in good faith when determining any contribution or payment that may become due or payable as a result of damage to the KKR Group arising from a breach by Grantee of any of Grantee’s written agreements with the KKR Group or other wrongdoing), and notwithstanding any other agreements between the Grantee and the KKR Group entered into prior to the date hereof.

Section 4.5.   Amendments and Waivers.

(a)
This Agreement (including the RHU Grant Certificate and Appendices A through D attached hereto, as applicable) may be amended, supplemented, waived or modified only in accordance with Section 4(b) of the Plan or Section 13 of the Plan, as applicable, or as may be required for purposes of compliance or enforceability with applicable local Law; provided, however, that the RHU Grant Certificate shall be deemed amended from time to time to reflect any adjustments provided for in the Operating Agreements or the Plan.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6.   Withholding.

(a)          The provisions of Section 4(d) of the Plan are incorporated herein by reference and made a part hereof. Regardless of any action the Corporation or the Designated Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Corporation or the Designated Service Recipient.  The Grantee further acknowledges that the Corporation and/or the Designated Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items and (2) are under no obligation to structure the terms of the RHUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Corporation may refuse to issue or deliver Class A Common Stock, the Cash Payment or the proceeds of the sale of Class A Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as set forth in this Section 4.6.

(b)          Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Corporation and/or the Designated Service Recipient to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Corporation and/or the Designated Service Recipient to satisfy the obligations with regard to all Tax-Related Items, if any, by one or a combination of the following:

(i)	withholding from the Cash Payment, the Grantee’s wages or other cash compensation paid to the Grantee by the Corporation and/or the Designated Service Recipient; or

(ii)
withholding from proceeds of the sale of Class A Common Stock delivered upon the Exchange either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Grantee’s behalf pursuant to this authorization); or

(iii)	withholding in Class A Common Stock to be delivered upon the Exchange.

The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Class A Common Stock.  If the obligation for Tax-Related Items is satisfied by withholding in Class A Common Stock, the Grantee is deemed to have been issued the full number of shares of Class A Common Stock subject to the Exchange, notwithstanding that a number of shares of Class A Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, the Grantee shall pay to the Corporation or the Designated Service Recipient any amount of Tax-Related Items that the Corporation or the Designated Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Grantee’s liability for Tax-Related items, if any, will survive the Grantee’s withdrawal from Holdings II or Transfer of any RHUs.

Section 4.7.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified):

(a)	If to the Corporation, to:

KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York 10019
U.S.A.
Attention: General Counsel and Secretary

(b)	If to the KKR Group Partnership, to:

KKR Group Partnership L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
U.S.A.
Attention: General Counsel and Secretary

(c)	If to Holdings II, to:

KKR Holdings II L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
U.S.A.
Attention: General Counsel and Secretary

(d)	If to the Grantee, to the most recent address for the Grantee in the books and records of the Corporation or the Designated Service Recipient, as applicable.

Section 4.8.   Entire Agreement; Termination of Agreement; Survival.

(a)
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto. The Grantee acknowledges that the grant of RHUs provided for under this Agreement is in full satisfaction of any and all grants of equity or equity-based awards that representatives of the Corporation or its Affiliates, on or prior to the date hereof, may have informed the Grantee that such Grantee is entitled to receive.

(b)
This Agreement shall terminate when the Grantee and all Permitted Transferees cease to hold any of the RHUs that have been granted hereunder. Notwithstanding anything to the contrary herein, this Article IV shall survive any termination of this Agreement.

Section 4.9.   Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.10.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 4.11.   Appendices. Appendices A, B, C and D constitute part of this Agreement.  Notwithstanding the provisions of this Article IV, the provisions of Sections 10 through 19 (inclusive) of Appendix B shall govern solely with respect to, and shall be applicable only to the interpretation, administration and enforcement of the provisions of Appendix B, but not to any other provisions of this Agreement or any other Appendix.

Section 4.12.   Further Assurances. The Grantee shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 4.13.   Section 409A; Employment with Designated Service Recipient.

(a)
This Section 4.13(a) applies to Grantees who are U.S. tax residents (such as, a U.S. citizen, green card holder or a U.S. tax resident under the substantial presence test) to the extent applicable.  All references to any “separation from service” or termination of the Employment of or the services to be provided by the Grantee, shall be deemed to refer to a “separation from service” within the meaning of Section 409A, if applicable.  Notwithstanding anything herein to the contrary, (i) if at the time of the Grantee’s termination of Employment the Grantee is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or delivery of Class A Common Stock otherwise payable or provided hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent that Section 409A applies to the RHUs, the Corporation will defer the commencement of the payment of any such payments or delivery hereunder (without any reduction in such payments or delivery of Class A Common Stock ultimately paid or provided to the Grantee) until the date that is six months following the Grantee’s termination of Employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments or other deliveries due to the Grantee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other deliveries shall be deferred if deferral will make such payment or other delivery compliant under Section 409A, or otherwise such payment or other delivery shall be restructured, to the extent possible, in a manner, determined by the Administrator, that does not cause such an accelerated or additional tax.  The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 4.13(a) in good faith; provided that none of the Corporation, the Administrator nor any of the Corporation’s or KKR Group’s, as applicable, employees, directors or representatives shall have any liability to the Grantee with respect to this Section 4.13(a).

(b)
Nothing in this Agreement shall be deemed to obligate the Corporation, Designated Service Recipient or any other member of the KKR Group, as applicable, to employ the Grantee in any capacity whatsoever or to prohibit or restrict the Corporation, Designated Service Recipient or any other member of the KKR Group, as applicable, from terminating the Grantee’s Employment at any time or for any reason whatsoever, with or without Cause.

Section 4.14.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation, KKR Group Partnership and Holdings II have executed this Agreement as of the date specified under the signature of the Grantee.

KKR & Co. Inc.

By:
Name:
Title:

KKR Group Partnership L.P.

By: KKR Group Holdings Corp.,
its general partner

By:
Name:
Title:

KKR Holdings II L.P.

By: KKR Group Holdings Corp.,
its general partner

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Grantee has caused this counterpart signature page to this Agreement to be duly executed as of the date specified under the signature of the Grantee.

“GRANTEE”

Electronic Signature

Name: Participant Name

Dated: Grant Date

APPENDIX A

DEFINITIONS

In addition to the defined terms set forth in the Plan, the following terms shall have the following meanings for purposes of the Agreement:

 “Cause” means, with respect to the Grantee, the occurrence or existence of any of the following as determined fairly on an informed basis and in good faith by the Administrator: (i) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Grantee against any member of the KKR Group (including the Corporation) or a Portfolio Company (as defined below), (ii) a Regulatory Violation that has a material adverse effect on (x) the business of any member of the KKR Group or (y) the ability of the Grantee to function as an employee, associate or in any similar capacity (including consultant) with respect to the KKR Group, taking into account the services required of the Grantee and the nature of the business of the KKR Group, or (iii) a material breach by the Grantee of a material provision of any Written Policies & Agreements or the deliberate failure by the Grantee to perform the Grantee’s duties to the KKR Group, provided that in the case of this clause (iii), the Grantee has been given written notice of such breach or failure within 45 days of the KKR Group becoming aware of such breach or failure and, where such breach or failure is curable, the Grantee has failed to cure such breach or failure within (A) 15 days of receiving notice thereof or (B) such longer period of time, not to exceed 30 days, as may be reasonably necessary to cure such breach or failure provided that the Grantee is then working diligently to cure such breach or failure; and provided further, that if such breach or failure is not capable of being cured, the notice given to the Grantee may contain a date of termination that is earlier than 15 days after the date of such notice.

“Class A Units” means the Class A Units of KKR Group Partnership under the Limited Partnership Agreement of KKR Group Partnership.

“Designated Service Recipient” means any member of the KKR Group that employs the Grantee or with which the Grantee is similarly associated.

“Disability” means, as to any Person, such Person’s inability to perform in all material respects such Person’s duties and responsibilities to the KKR Group by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Administrator may reasonably determine in its sole discretion.

“Employment” means the Grantee’s employment (including any similar association determined by the Administrator to constitute employment for purposes of this Agreement) with the Designated Service Recipient or any other member of the KKR Group.

“Exchange Agreement” means the Third Amended and Restated Exchange Agreement, dated as of January 1, 2020, among KKR Group Partnership, KKR Holdings L.P., the Corporation, and KKR Group Holdings Corp., as amended from time to time, or such other exchange agreement entered into from time to time by the Corporation, or any successor thereto, and KKR Group Partnership.

“Group Partnership” means KKR Group Partnership, along with its successor and any other legal entity designated in the future as a “Group Partnership” by the Corporation.

“KKR Group” means (i) the Corporation and KKR Management LLP (and its successors), (ii) any direct or indirect subsidiaries of the Corporation, including but not limited to the Group Partnership and its direct and indirect subsidiaries (not including Portfolio Companies), (iii) KKR Holdings L.P. and KKR Associates Holdings L.P., their respective general partners, and the direct or indirect subsidiaries of KKR Holdings L.P. and KKR Associates Holdings L.P., respectively, and (iv) any investment fund, account or vehicle that is managed, advised or sponsored by any member of the KKR Group (the “Funds”).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation or any Grantee, as the case may be.

“Limited Partnership Agreement of Holdings II” means the Limited Partnership Agreement of Holdings II, dated as of January 1, 2020, as amended from time to time.

“Limited Partnership Agreement of KKR Group Partnership” means the Third Amended and Restated Limited Partnership Agreement of KKR Group Partnership, dated as of January 1, 2020, as amended.

“Minimum Retained Ownership Percentage” means the percentage set forth on the RHU Grant Certificate.

“Permitted Transferee” means (A) any person who is a “family member” of the Grantee, as such term is used in the instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Grantee and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family Members;  (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; or (E) any other Person the Administrator consents to.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

“Portfolio Company” means any portfolio companies, joint ventures or affiliated investments that are held as such by the KKR Group.

“Regulatory Violation” means, with respect to the Grantee (i) a conviction of the Grantee based on a trial or by an accepted plea of guilt or nolo contendere of any felony or misdemeanor crime involving moral turpitude, false statements, misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery, (ii) a final determination by any court of competent jurisdiction or governmental regulatory body (or an admission by the Grantee in any settlement agreement) that the Grantee has violated any U.S. federal or state or comparable non-U.S. securities laws, rules or regulations or (iii) a final determination by self-regulatory organization having authority with respect to U.S. federal or state or comparable non-U.S. securities laws, rules or regulations (or an admission by the Grantee in any settlement agreement) that the Grantee has violated the written rules of such self-regulatory organization that are applicable to any member of the KKR Group.

“Retirement” means the resignation by the Grantee of the Grantee’s Employment with the KKR Group (other than for Cause), on or after the date that the Grantee’s age, plus the Grantee’s years of Employment with the KKR Group, equals at least 80.

“Retirement Restricted Units” means, with respect to any Grantee whose Employment terminates due to Retirement, any Class P Units and Holdings II Units with a Service Vesting Date that would, if the Grantee’s Employment were not so terminated, occur within two years after the date of such termination due to Retirement.

“RHU Grant Certificate” means the RHU Grant Certificate delivered to the Grantee and attached to this Agreement, as the same may be modified pursuant to Section 4.5(a) of the Agreement.

“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as the same may be amended from time to time, and the applicable regulations, including temporary regulations, promulgated under such Section, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

 “Service Vesting Date” means, with respect to any Restricted Unit, the date set forth in the RHU Grant Certificate as the “Service Vesting Date.”

“Transfer” or “Transferred” means with respect to any RHUs or Class A Common Stock, as applicable, any (i) sale, assignment, transfer or other disposition thereof or any interests therein or rights attached thereto, whether voluntarily or by operation of Law, including but not limited to an Exchange, or (ii) creation or placement of any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Written Policies & Agreements” means the written policies of the KKR Group included in its employee manual, code of ethics and confidential information and information barrier policies and procedures and other documents relating to the Grantee’s Employment with the KKR Group, as applicable, and any agreements between the Grantee and a member of the KKR Group relating to the Grantee’s Employment with the KKR Group, including but not limited to an employment agreement, if any, and the Confidentiality and Restrictive Covenant Agreement.

APPENDIX B

CONFIDENTIALITY AND RESTRICTIVE COVENANT OBLIGATIONS

APPENDIX C

SUPPLEMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF HOLDINGS II

APPENDIX D

GRANTEE CONSENT